                                                                   Exhibit 10.47


                                ESCROW AGREEMENT


         This ESCROW AGREEMENT (this "Agreement") is made and entered into as of this 25th day of October, 2000 by and among ATRIUM COMPANIES, INC., a Delaware corporation ("Buyer"), THE ELLISON COMPANY, INC., a North Carolina corporation ("Seller"), and BANK ONE, TEXAS, N.A., as escrow agent (the "Escrow Agent").

                                    RECITALS:

         WHEREAS, pursuant to a Second Amended and Restated Purchase Agreement, dated as of October 17, 2000 (the "Purchase Agreement"), by and among D and W Holdings, Inc., Buyer and Seller, Buyer has agreed to purchase from Seller and Seller has agreed to sell and transfer to Buyer (the "Acquisition"), all of the issued and outstanding shares of capital stock of VES, Inc., a Delaware corporation doing business in North Carolina as Ellison Extrusions Systems, Inc. ("EES"), and substantially all of the operating assets of Seller's Windows and Doors Division, on the terms and subject to the conditions set forth in the Purchase Agreement; and

         WHEREAS, as an inducement for Buyer to enter into the Purchase Agreement and as a condition precedent to the consummation of the Acquisition, Buyer has required that certain amounts be deposited into escrow accounts, subject to the terms and conditions set forth herein; and

         WHEREAS, Seller has determined to enter into this Agreement and to establish the escrow arrangement required by Buyer on the terms and conditions set forth herein; and

         WHEREAS, Buyer, Seller and the Escrow Agent desire to set forth the terms and conditions pursuant to which the Escrow Fund (defined below) and the Payment Fund (defined below) will be held by the Escrow Agent and disbursed to Buyer and/or Seller, as the case may be.

         NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto (the "Parties"), intending legally to be bound, hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

         All capitalized terms not otherwise defined herein and defined in the Purchase Agreement shall have the meanings attributed to them in the Purchase Agreement.

                                   ARTICLE 2

                              TERM OF THE AGREEMENT
                              ---------------------

         The term of this Agreement shall commence on the date of this Agreement and shall continue in effect until the distribution in full of the Escrow Fund and the Payment Fund pursuant to the terms and conditions set forth herein (the "Term").

                                    ARTICLE 3

                      ESTABLISHMENT OF THE ESCROW FUND AND
                      ------------------------------------
                                THE PAYMENT FUND
                                ----------------

         3.01 DELIVERY OF THE ESCROW FUND AND THE PAYMENT FUND; RECEIPT BY ESCROW AGENT.

                  (a) On the Closing Date, Buyer, on behalf and at the direction of Seller, shall, in accordance with Section 2.2 of the Purchase Agreement, deliver to the Escrow Agent (i) cash in the aggregate amount of $7,000,000 (the "Escrow Fund"), which shall be deposited in a segregated account (the "Escrow Account"), and (ii) cash in the aggregate amount of $90,999,992 (the "Payment Fund"), which shall be deposited in a segregated account (the "Payment Account"). The Escrow Fund shall be invested and reinvested as provided in
Section 3.02 below. Any interest that accrues on and any gains on any portion of the Escrow Fund from such investments and reinvestments (the "Additional Escrow Amount") shall not be considered part of the Escrow Fund, and shall be deposited by the Escrow Agent in a segregated account (the "Additional Escrow Account") in the name of Seller, which account shall be under the sole control and dominion of Seller and paid out at the direction of Seller, except as set forth in
Section 6.02 hereof.

                  (b) The Escrow Agent agrees to hold and dispose of the Escrow Fund, the Payment Fund and the Additional Escrow Account in accordance with the terms and conditions of this Agreement. The Parties acknowledge and agree that the Escrow Fund and the Payment Fund may not be insured by the Federal Deposit Insurance Corporation. The Escrow Account and the Payment Account shall be under the sole control and dominion of the Escrow Agent, subject to the terms of this Agreement, and shall require an authorized signature of the Escrow Agent in order to make withdrawals therefrom.

         3.02 INVESTMENT OF THE ESCROW FUND.

                  (a) The Escrow Fund shall be invested, at the written direction of Seller in any of the following (collectively, the "Permitted Investments"): (i) United States Treasury Bills maturing within ninety-one (91) days of the date of purchase; (ii) demand deposit accounts, money market deposit accounts and certificates of deposit with a term not greater than ninety (90) days with a United States depository having a reported capital and surplus of not less than $50 million; (iii) commercial paper which is rated on the date of purchase in one of the two highest rating categories by both Standard & Poor's Ratings Group and Moody's Investors Service, Inc. (together, the "Rating Agencies") and matures not more than ninety (90) days from the date of purchase; and (iv) investment agreements, guaranteed investment contracts, repurchase agreements and similar investment instruments, the issuer or guarantor of which is rated in one of the two highest rating categories by both of the Rating Agencies, which instruments have a term not greater than ninety (90) days. In the absence of any direction for investing the Escrow Fund, the Escrow Agent shall invest the Escrow Fund in One Group Treasury Only Money Market Fund.

                  (b) The Escrow Agent shall have no liability for any loss incurred as a result of investments made or liquidated by it in accordance with the provisions of this Agreement.

                                   ARTICLE 4

                         DISTRIBUTION OF THE ESCROW FUND
                         -------------------------------
                              AND THE PAYMENT FUND
                              --------------------

         4.01 DISTRIBUTION OF THE ESCROW FUND AND THE PAYMENT FUND.

                  (a) Unless otherwise set forth herein and subject to the terms and conditions of this Agreement, the Escrow Fund minus (i) any Pending Claims Amount (defined below), (ii) any amounts previously distributed to Buyer pursuant to the terms of this Agreement, and (iii) any amounts that the Escrow Agent is required to withhold pursuant to applicable law for Taxes, with respect to income earned on, or derived from, the Escrow Fund shall, if such amount is positive, be distributed to Seller on February 25, 2002 (the "Distribution Date") in the manner set forth in a written notice given to the Escrow Agent by Seller prior to the Distribution Date. The Distribution Date may be extended in accordance with Section 4.02(b) hereof.

                  (b) The Payment Fund shall be distributed on the Closing Date in the manner set forth on Schedule A hereto.

         4.02 INDEMNIFICATION CLAIMS MADE AGAINST THE ESCROW FUND.

                  (a) Subject to the terms and conditions set forth in the Purchase Agreement, at any time following the Closing Date and prior to the Distribution Date, Buyer may deliver written notice (a "Notice of Claim") to the Escrow Agent and to Seller, to the effect that Buyer is entitled to indemnification by Seller pursuant to the

Purchase Agreement and is entitled to receive payment therefor out of the Escrow Fund, and such Notice of Claim shall constitute the assertion of a claim by Buyer against the Escrow Fund. Each Notice of Claim shall be given in good faith and shall set forth in reasonable detail the nature and estimated amount of the losses, damages, demands, claims, assessments, actions, Taxes, penalties, interest, reasonable attorneys' and accountants' fees, settlement costs and other costs and expenses incurred by Buyer (collectively, "Losses") giving rise to a right of indemnification. Upon receipt by the Escrow Agent of any Notice of Claim, the Escrow Agent shall retain in the Escrow Fund an amount equal to the Losses claimed by Buyer (a "Pending Claims Amount") until such time as there has been a determination of such Losses in accordance with the terms and provisions of the Purchase Agreement.

                  (b) Seller and Buyer shall follow the procedures and be subject to the limitations set forth in Article 11 and Article 12 of the Purchase Agreement, in connection with any claim for indemnification. Delivery of a Notice of Claim pursuant to Section 4.02(a) shall extend the Distribution Date solely with respect to the Pending Claims Amount until such time as there has been a final determination of such Losses in accordance with the terms and provisions of the Purchase Agreement.

                  (c) For purposes hereof, the term "final determination" means any decision, order, judgment, decree or award from which no appeal or petition for certiorari or application to vacate is available. Except as hereinafter provided, within ten (10) business days after the receipt by Seller and the Escrow Agent of any notice of final determination in favor of Buyer with respect to Seller's indemnification obligations (which notice shall be accompanied by a copy of any document, agreement, award or order, judgment or decree evidencing such final determination) or upon written instructions from Seller, the Escrow Agent shall deliver to Buyer from the Escrow Fund, free and clear of any interest of Seller, an amount equal to the amount of such Losses as finally determined in accordance with Article 11 of the Purchase Agreement or as set forth in any written instructions from Seller, as the case may be. Notwithstanding the foregoing, no payment shall be made by the Escrow Agent to Buyer if, within the aforesaid ten-business day period, the Escrow Agent and Buyer receive an opinion of counsel for Seller, addressed to the Escrow Agent and Buyer, stating that in such counsel's opinion the determination relied upon by Buyer is not a final determination (as defined above) and outlining the action to be taken by Seller to have that determination reviewed or vacated. In the event of a final determination in favor of Seller after the initial Distribution Date has occurred, the Escrow Agent shall deliver to Seller, in the manner set forth in a notice given to the Escrow Agent by Seller prior to such delivery, that amount of the Pending Claims Amount relating to such final determination, if any, in excess of any other remaining Pending Claims Amounts.

         4.03 PROVISIONS OF THE PURCHASE AGREEMENT. Nothing in this Agreement shall derogate from, or modify in any respect any of the terms and provisions of the Purchase Agreement, including, without limitation, Article 11 thereof with respect to indemnification. Nothing in this Agreement shall prevent Buyer from exercising its rights to receive indemnification from Seller, subject to any applicable limitations, pursuant to the Purchase Agreement for amounts in excess of the Escrow Fund.

                                   ARTICLE 5

                             SETTLEMENT OF DISPUTES
                             ----------------------

         5.01 SETTLEMENT OF DISPUTES. Any dispute that may arise under this Agreement with respect to (a) the facts upon which the Escrow Agent's determinations are based, (b) the duties of the Escrow Agent hereunder, and (c) any other questions arising under this Agreement, shall be finally determined
(i) by mutual agreement of Buyer and Seller (evidenced by appropriate instructions in writing to the Escrow Agent signed by Buyer and Seller), within thirty (30) days after such dispute arises, or (ii) as described in Article 12 of the Purchase Agreement; provided, however, that the foregoing shall not be construed to preclude Buyer and Seller from resolving any dispute arising hereunder by mutual agreement in accordance with clause (i) above at any time; provided further, that if the Escrow Agent has deposited the amount remaining in the Escrow Fund with a court pursuant to Section 6.08 hereof, the dispute shall be determined by such court. The Escrow Agent shall be under no duty to institute or defend any proceeding relating to any such dispute and none of the costs and expenses of any such proceeding shall be borne by the Escrow Agent. Pending the resolution of any dispute as provided in this Article 5, the Escrow Agent is authorized and directed to retain in its possession the portion of the Escrow Fund that is the subject of or involved in the dispute.

         5.02 ATTORNEYS' FEES AND EXPENSES. In the event action is brought to enforce the provisions of this Agreement pursuant to this Article 5, the non-prevailing Party shall be required to pay the reasonable attorneys' fees and expenses of the prevailing Party, except that if in the opinion of the court deciding such action there is no prevailing Party, each Party shall pay its own attorneys' fees and expenses.

                                   ARTICLE 6

                     PROVISIONS CONCERNING THE ESCROW AGENT
                     --------------------------------------

         6.01 AMENDMENTS AND MODIFICATIONS. Subject to the provisions of Section
7.06 hereof, the Escrow Agent shall not in any way be bound or affected by any amendment, modification or cancellation of this Agreement which increases or alters the obligations of the Escrow Agent under or pursuant to this Agreement, unless the same shall have been agreed to in writing by the Escrow Agent.

         6.02 COMPENSATION. The Escrow Agent shall be entitled to the fees set forth on Schedule B attached hereto and to reimbursement for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred in connection with the performance of its services hereunder. Each of Buyer, on the one hand, and Seller, on the other hand, shall bear one-half of any liability for fees owed to and reimbursement of expenses incurred by the Escrow Agent pursuant to this Section 6.02. Upon receipt by Buyer and Seller of the Escrow Agent's written notice itemizing such fees and out-of-pocket expenses, the Escrow Agent shall be entitled to the payment thereof within thirty (30) days after such written notice is given. Notwithstanding anything to the contrary contained herein, the Escrow Agent shall be entitled to retain from any disbursements requested hereunder any outstanding fees and/or expenses due from the Party to whom such funds are to be disbursed. The Escrow Agent is hereby granted a first lien on the portion of the Escrow Fund and the Additional Escrow Amount otherwise payable to a Party for all indebtedness that may become owing to the Escrow Agent by such Party pursuant to this Escrow Agreement. In the event that such fees or expenses are not paid to the Escrow Agent within thirty (30) days of written notice, the Escrow Agent may charge such fee against that portion of the Escrow Fund and the Additional Escrow Amount, if any, determined to be due to the Party from whom such fees and expenses are owed; provided that any amounts owing by Buyer hereunder shall only be charged against the Escrow Account and any amounts owing by Seller hereunder shall first be charged against the Additional Escrow Account.

         6.03 DUTIES OF THE ESCROW AGENT. This Agreement sets forth the duties and obligations of the Escrow Agent with respect to any and all matters pertinent to its acting as such hereunder. The Escrow Agent shall not have duties or responsibilities under this Agreement other than those specifically set forth herein and shall act only in accordance with the provisions hereof. Without limiting the generality of the foregoing, the Escrow Agent shall not have any duty or responsibility (i) to enforce or cause to be enforced any of the terms and conditions contained in the Purchase Agreement, or (ii) to verify the accuracy or sufficiency of any notice or other document received by it in connection with this Agreement. The Escrow Agent shall be entitled to rely upon any instructions or directions to it in writing under this Agreement signed by the proper Party or Parties and shall be entitled to treat as genuine any instruction or document delivered to the Escrow Agent hereunder and reasonably believed by the Escrow Agent to be genuine and to have been presented by the proper Party or Parties, without being required to determine the authenticity or correctness of any fact stated therein, or the authority or authorization of the person or persons making and/or delivering the same.

         6.04 LIABILITY OF THE ESCROW AGENT. Neither the Escrow Agent nor any of its officers, directors, employees, shareholders, representatives or agents shall be liable to Buyer or Seller, or any other person or entity for or in respect of any Losses resulting from or arising out of any act or failure to act by it in connection with this Agreement, other than for any Loss which shall be finally adjudicated to be the result of gross negligence or willful misconduct on the part of the Escrow Agent or any such officers, directors, employees, shareholders, representatives or agents. The Escrow Agent shall not be liable or responsible because of the loss of any monies arising as a result of investments made in accordance with this Agreement or through the insolvency or the act of default or omission of any depository in which such monies shall have been deposited. Any payments of income from (i) the Escrow Fund, or the Additional Escrow Account, as the case may be, and (ii) the Payment Fund, or the Payment Account, as the case may be, shall be subject to withholding regulations then in force with respect to United States Taxes. If applicable, the Parties will provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 6.03 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent. The Escrow Agent shall provide all appropriate forms and documentation to Seller (with copies thereof to Buyer) so as to permit Seller to file Tax Returns, and pay all Taxes with respect to income earned on (i) the Escrow Fund, or the Additional Escrow Account, as the case may be, and (ii) the Payment Fund, or the Payment Account, as the case may be.

         6.05 INDEMNITY OF THE ESCROW AGENT. Buyer, other than with respect to the matters described in Section 7.13 hereof, and Seller hereby agree, severally but not jointly, to protect, defend, indemnify and hold harmless the Escrow Agent against any and all costs, losses, damages, liabilities, claims, expenses (including the reasonable fees and expenses of counsel) and claims incurred by it without gross negligence or willful misconduct on the indemnified Party's part arising out of or in connection with its entering into this Escrow Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability relating to this Escrow Agreement. Buyer and Seller agree that any amounts due to the Escrow Agent pursuant to the preceding sentence shall be borne equally by them.

         6.06 RESIGNATION OF THE ESCROW AGENT. At any time that the Escrow Agent so chooses, the Escrow Agent may resign from its duties hereunder by giving not less than thirty (30) days' prior written notice to Buyer and Seller and shall designate, by mutual consent, a successor escrow agent; provided, that notwithstanding any resignation date set forth in the Escrow Agent's notice, such resignation shall not take effect until receipt by the Escrow Agent of an instrument duly executed by a successor escrow agent evidencing its appointment as Escrow Agent hereunder and acceptance of this Agreement. If no successor escrow agent is appointed within such thirty (30) day period, the Escrow Agent may deposit the amount remaining in the Escrow Fund with a court of competent jurisdiction as provided in Section 6.08 hereof, whereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

         6.07 REMOVAL OF ESCROW AGENT. The Escrow Agent may be removed at any time by mutual agreement of Buyer and Seller by giving not less than thirty (30) days' prior written notice to the Escrow Agent. Prior to the expiration of such thirty (30) day period, Buyer and Seller shall designate, by mutual consent, a successor escrow agent. If no successor escrow agent is appointed within such thirty (30) day period, the Escrow Agent may deposit the amount remaining in the Escrow Fund with a court of competent jurisdiction as provided in Section 6.08 hereof, whereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

         6.08 DEPOSIT WITH COURT. Notwithstanding anything herein to the contrary, in the event of any disagreement between any of the Parties to this Agreement, or between them and any other person, resulting in adverse claims or demands being made against the Escrow Fund, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent may be discharged of its duties and obligations hereunder upon its deposit, at any time after ten (10) days' written notice to Buyer and Seller of the amount remaining in the Escrow Fund with a court of competent jurisdiction in Wilmington, Delaware. The Parties hereby submit to the personal jurisdiction of any such court, waive any and all right to contest the jurisdiction of such court, and consent to service of process by hand delivery or mail delivery thereof to their respective addresses set forth in Section 7.01 hereof.

         6.09 ABILITY TO CONSULT COUNSEL. The Escrow Agent may confer with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and it shall incur no liability and it shall be fully protected in acting in accordance with the opinions of such counsel.

                                    ARTICLE 7

                                  MISCELLANEOUS
                                  -------------

         7.01 NOTICES. All notices, requests and other communications which are required or permitted hereunder shall be sufficient if given in writing and shall be deemed effective (i) when delivered personally, (ii) when delivered by registered or certified mail, postage prepaid,, or (iii) when delivered by an overnight carrier, as follows (or to such other address as shall be set forth in a notice given in the same manner):

         NOTICES TO BUYER:

                           Atrium Companies, Inc.
                           1341 W. Mockingbird Lane
                           Suite 1200W
                           Dallas, Texas 75247
                           Facsimile Number: (214) 630-5001
                           Attention: Jeff L. Hull

                                 - and -

                           Atrium Companies, Inc.
                           c/o Ardshiel, Inc.
                           230 Park Avenue
                           New York, NY 10169
                           Facsimile Number: (212) 972-1809
                           Attention: Daniel T. Morley

                  with a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           399 Park Avenue
                           New York, NY 10022-4697
                           Facsimile Number: (212) 319-4090
                           Attention: Joel M. Simon, Esq.
                                      Marie Censoplano, Esq.

         NOTICES TO SELLER:

                           The Ellison Company, Inc.
                           706 Green Valley Road
                           Suite 406
                           Greensboro, North Carolina  27408
                           Facsimile Number:  (336) 274-9217
                           Attention: John Ellison, Jr.

                  with a copy to:

                           Schell Bray Aycock Abel & Livingston P.L.L.C. 230 North Elm Street
                           Suite 1500
                           Greensboro, North Carolina  27401
                           Facsimile Number:  (336) 370-8830
                           Attention: Michael R. Abel, Esq.

         NOTICES TO THE ESCROW AGENT:

                           Bank One, Texas, N.A.
                           1717 Main Street
                           4th Floor
                           Dallas, Texas  75201
                           Facsimile 214-290-3624
                           Attention: Corporate Trust Department

         A copy of any notice or other communication given or made to or by the Escrow Agent pursuant to this Agreement shall in addition be given or made to each of the other Parties.

         7.02 COUNTERPARTS. This Agreement may be executed in several counterparts each of which is an original and all of which, taken together, shall constitute a single instrument.

         7.03 CONTENTS OF AGREEMENT: PARTIES IN INTEREST, ETC. This Agreement and the Purchase Agreement and the documents referred to therein set forth the entire understanding of the Parties. Any previous agreements or understandings between the Parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties. Neither this Agreement nor any rights, interest or obligations hereunder may be assigned by any Party without the prior written consent of all other Parties.

         7.04 GOVERNING LAW; VENUE. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

         7.05 SECTION HEADINGS. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         7.06 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time by Buyer, Seller and the Escrow Agent. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by Buyer and Seller and, in the case of Article 6 hereof only, the Escrow Agent. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

         7.07 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         7.08 THIRD PARTY BENEFICIARIES. Except as otherwise expressly set forth herein, no individual or entity shall be a third-Party beneficiary of the representations, warranties, covenants and agreements made by any Party.

         7.09 TERMINATION.

                  (a) This Agreement may, by written notice given prior to or at the Closing, be terminated:

                      (1) By any of the Parties if the Purchase Agreement is terminated pursuant to its terms; or

                      (2) By mutual written consent of Buyer and Seller.

                  (b) The Escrow Agent's rights to indemnity and to receive payment of its fees and expenses shall survive any termination of this Escrow Agreement.

         7.10 SECURITIES STATEMENTS. Pursuant to the regulations of the Office of the Comptroller of the Currency, 12 C.F.R. 12.5(a), Buyer and Seller have the right to receive, at no additional cost and within five (5) business days of the transaction, a written notification disclosing certain information relating to securities purchase and sale transactions in the Escrow Account. The Escrow Agent has the option of furnishing to Buyer and Seller either (i) a copy of the broker-dealer confirmation relating to the transaction, or (ii) a written notification disclosing the Escrow Agent's name, the account name, the Escrow Agent's capacity in the transaction, the date of execution (and, upon the Buyer's and Seller's written request, the time of execution) of the transaction, the identity, price and number of shares involved, the remuneration to the broker-dealer and its identity, the total remuneration to be received by the Escrow Agent and, if no broker-dealer was involved, the identity of the person from whom the security was purchased or to whom it was sold.

         In lieu of the foregoing time and form of notification, Buyer and Seller agree that the Escrow Agent's periodic statements, transmitted pursuant to the terms of this Escrow Agreement, will suffice.

         7.11 FORM 1099. The Escrow Agent shall provide any Form 1099 required to be provided in respect of the Escrow Account, Payment Account and Additional Escrow Account to Seller.

         7.12 AUTHORIZED SIGNATORIES. The following persons are authorized to direct the Escrow Agent regarding any transactions to this Escrow Agreement including, but not limited to, investment and/or disbursement of the funds and securities held hereunder.



        ------------------------------        ------------------------------
        Daniel T. Morley,                     John Ellison, Jr.,
           on behalf of Buyer                    on behalf of Seller



        ------------------------------
        Jeff L. Hull,
           on behalf of Buyer


         7.13 TAX LIABILITIES. Seller hereby agrees to indemnify the Escrow Agent and the Buyer and its affiliates fully from any Tax liability, penalties or interest incurred by the Escrow Agent arising as a result of or with respect to any or all of the Escrow Fund, the Payment Fund and the Additional Escrow Account and agrees to pay in full any such Tax liability together with penalty and interest, if any, that is ultimately assessed against the Escrow Agent and/or the Buyer or its affiliate for any reason as a result of or with respect to any or all of the Escrow Fund, the Payment Fund and the Additional Escrow Account. Seller agrees that, for purposes of federal and other Taxes, Seller will be treated as the owner of one hundred percent (100%) of the Escrow Fund,

Payment Fund and Additional Escrow Account and that Seller will report all income, if any, that is earned on, or derived from, the Escrow Fund, Payment Fund and Additional Escrow Account as Seller's income, in the taxable year or years in which such income is properly includible and pay any and all Taxes attributable thereto, regardless of whether any distributions are made to such Seller. The Parties agree that this provision will be consistently applied by the Parties and is intended to satisfy Proposed Treasury Regulation ss.1.468B-8(h)(2).



                           [Signature pages to follow]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and the year first above written.


                              ATRIUM COMPANIES, INC.


                              By:
                                 ------------------------------
                                 Name: Jeff L. Hull
                                 Title: President


                              THE ELLISON COMPANY, INC.


                              By:
                                 ------------------------------
                                 Name: John Ellison, Jr.
                                 Title: President


                              BANK ONE, TEXAS, N.A.


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                                   SCHEDULE A


          PAYMENTS TO BE MADE ON THE CLOSING DATE FROM THE PAYMENT FUND


1.     Bank of America                                                                $653,345.28
       Charlotte, NC
       ABA 053000196
       Beneficiary: Commercial Loan Services
                    GL Account #13662109198000
                    Obligor #176403
                    Obligation #513

2.     First Union National Bank                                                       $1,198,177
       Charlotte, NC
       Attn:  Joseph McCall
       Account Name: First Union Securities, Inc.
                     Market Access Account
       Account Number: 2070498150299
       Routing Number: 053000219
       Reference: Ellison Window & Doors

3.     Bank of America                                                                $10,000,000
       Charlotte, NC
       ABA 053000196
       Account Name: The Ellison Company, Inc.
                     Greensboro NC
       Account Number: 000021239322

4.     Chase Manhattan Bank, N.A.                                                  $79,148,469.72
       ABA 021000021
       For the account of United States Trust Company of New York
       A/C #920-1-073195
       For further credit to A/C #60736500
       In the name of Ellison Company, Inc.





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





                                   SCHEDULE B


                                ESCROW AGENT FEES

                               BANK ONE, TEXAS, NA
                               ESCROW FEE SCHEDULE

RE:      PROPOSED ESCROW AGREEMENT AMONG D AND W HOLDINGS, INC., THE ELLISON
COMPANY, INC.,
         AND BANK ONE, TEXAS, NA


ANNUAL ADMINISTRATION FEE..............................................$2,000.00

EXTRAORDINARY TIME CHARGES.............................$200 PER HOUR (SEE BELOW)

ADDITIONAL TERMS AND CONDITIONS:

         ACCEPTANCE OF THE APPOINTMENT IS SUBJECT TO DOCUMENT PROVISIONS BEING SATISFACTORY TO BANK ONE.

         AFTER INITIAL REVIEW AND COMMENT ON THE ESCROW DOCUMENT, ANY ADDITIONAL REVIEW, COMMENT AND NEGOTIATION ON MATERIAL CHANGES TO THE DOCUMENT WILL BE BILLED AS EXTRAORDINARY TIME CHARGES.

         THE FEES QUOTED IN THIS LETTER APPLY TO SERVICES ORDINARILY RENDERED IN THE ADMINISTRATION OF AN AGENCY ACCOUNT. THEY ARE SUBJECT TO REASONABLE ADJUSTMENT BASED ON FINAL REVIEW OF DOCUMENTS. FEES CAN ALSO BE ADJUSTED WHEN THE AGENT IS CALLED UPON TO UNDERTAKE UNUSUAL DUTIES OR RESPONSIBILITIES, OR AS CHANGES IN LAW, PROCEDURES, OR THE COST OF DOING BUSINESS DEMAND. SERVICES IN ADDITION TO AND NOT CONTEMPLATED IN THE AGREEMENT, INCLUDING BUT NOT LIMITED TO DOCUMENT AMENDMENTS AND REVISIONS, NONSTANDARD CASH AND/OR INVESTMENT TRANSACTIONS, CALCULATIONS, NOTICES, REPORTS, AND DEFAULT ADMINISTRATION MAY BE BILLED AS EXTRAORDINARY TIME CHARGES.

         UNLESS OTHERWISE INDICATED, THE ABOVE FEES PROVIDE FOR THE ESTABLISHMENT OF ONE ACCOUNT. ADDITIONAL SUB-ACCOUNTS GOVERNED BY THE SAME ESCROW AGREEMENT MAY BE ESTABLISHED AT AN ADDITIONAL CHARGE OF $250 PER ACCOUNT.

         THE ACCEPTANCE FEE AND THE FIRST YEAR ANNUAL ADMINISTRATION FEE ARE PAYABLE UPON EXECUTION OF THE ESCROW DOCUMENTS. IN THE EVENT THE ESCROW IS NOT FUNDED, THE ACCEPTANCE FEE AND ALL RELATED EXPENSES WILL NOT BE REFUNDED. ANNUAL ADMINISTRATION FEES COVER A FULL YEAR IN ADVANCE, OR ANY PART THEREOF, AND THUS ARE NOT PRO-RATED IN THE YEAR OF TERMINATION.

         UPON A CLIENT'S DIRECTION, CASH BALANCES WILL BE INVESTED IN ANY ONE OF THE FOLLOWING:

                  CASH BALANCES MAY BE INVESTED IN THE ONE GROUP(R) MONEY MARKET FUNDS IN WHICH EVENT BANK ONE WILL CHARGE A 50 BASIS POINT (.005) CASH MANAGEMENT FEE. THE ONE GROUP(R) WILL PAY BANC ONE INVESTMENT ADVISORS CORPORATION, AN AFFILIATE OF BANK ONE, AN INVESTMENT ADVISORY FEE AS DESCRIBED IN THE PROSPECTUSES.

                  CASH BALANCES MAY BE INVESTED IN AN ALTERNATIVE SHORT-TERM INVESTMENT FUND IN WHICH EVENT BANK ONE WILL CHARGE A 50 BASIS POINT (.005) CASH MANAGEMENT FEE.

         IN DETERMINING THE GENERAL SCHEDULE OF FEES, BANK ONE TAKES INTO CONSIDERATION THE VARIOUS INCIDENTAL BENEFITS ACCRUING TO IT FROM THE OPERATION OF THE ACCOUNTS. COLLECTED FUNDS MUST BE ON DEPOSIT PRIOR TO DISBURSEMENT OF PAYMENTS. IN ADDITION, BANK ONE HAS THE USE OF FUNDS DEPOSITED TO PAY CHECKS THAT HAVE NOT YET BEEN PRESENTED FOR PAYMENT. NO INTEREST SHALL BE PAID TO THE CLIENT ON THESE FUNDS, IT BEING UNDERSTOOD THAT THE FLOAT ON THESE FUNDS IS CONSIDERED IN THE CALCULATION OF OUR FEES.

SHOULD YOU ELECT TO APPOINT BANK ONE AS YOUR ESCROW AGENT, WE REQUEST THAT YOU SIGN AND RETURN THE ENCLOSED COPY OF THIS ATTACHMENT ACKNOWLEDGING YOUR AGREEMENT TO THESE FEES, TERMS, AND CONDITIONS.

ACKNOWLEDGMENT AND ACCEPTANCE:
------------------------------

THE UNDERSIGNED AGREES TO THE ABOVE-QUOTED FEES, TERMS, AND CONDITIONS.

BY: ___________________________________________

DATE: _________________________________________

NOT FDIC INSURED * NO BANK GUARANTEE * MAY LOSE VALUE
ONE GROUP MUTUAL FUNDS DISTRIBUTED BY THE ONE GROUP SERVICES COMPANY, 3435 STELZER ROAD, COLUMBUS, OHIO 43219 WHICH IS NOT AFFILIATED WITH BANK ONE CORPORATION. BANC ONE INVESTMENT ADVISORS CORPORATION SERVES AS AN INVESTMENT ADVISOR TO THE ONE GROUP FOR WHICH IT RECEIVES ADVISORY FEES. CALL INVESTOR SERVICES AT THE ONE GROUP SERVICES COMPANY AT 1-800-480-4111 FOR A PROSPECTUS CONTAINING COMPLETE INFORMATION ABOUT CHARGES AND EXPENSES. READ CAREFULLY BEFORE INVESTING.



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